Exhibit 99.1

For more information contact:

Investor Relations

Phone: (503) 268.8000

ir@latticesemi.com

LATTICE SEMICONDUCTOR CONFIRMS REVENUE GUIDANCE FOR Q3 2005

TUESDAY, OCTOBER 11, 2005

HILLSBORO, Oregon – October 11, 2005 - Lattice Semiconductor Corporation (NASDAQ:LSCC) announced today that it expects its revenue for the third quarter of 2005 to come in at the high end of its previously announced guidance of 1% - 2% sequential revenue growth.  Lattice plans to release its financial results for the third quarter after market close on October 26, 2005 and further announced that the time of its conference call has been moved to 5:30 a.m. (Pacific Time) on Thursday, October 27.

After the close of market on October 26, and prior to the conference call, Lattice Semiconductor will post the financial results on its website, www.lscc.com, and distribute a copy of its earnings release via Business Wire. The call will be broadcast live over the Internet by CCBN.  A replay will be available through CCBN and Lattice’s website at www.lscc.com, until 5:00 p.m. Pacific Time on November 10, 2005.

The foregoing statements are forward-looking statements within the meaning of the Federal Securities laws. Investors are cautioned that actual events and results could differ materially from these statements as a result of a number of factors, including overall semiconductor market conditions, market acceptance and demand for our new products, our dependencies on our silicon wafer suppliers, the impact of competitive products and pricing, and technological and product development risks. For further description of these risks please refer to our current documents on file with the SEC.

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